Exhibit 3.8

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               DYNEX CAPITAL, INC.


         1. The name of the corporation is Dynex Capital, Inc.

         2. The first paragraph of Article III (as amended May 5, 1997) shall be deleted and in place thereof shall be the following:

                  Common Stock

                  The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock with the par value of $.01 each. Effective at the close of business on the effective date of this amendment (the "Effective Time"), the filing of this amendment shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each four (4) issued and outstanding shares of Common Stock of the Corporation, par value of $.01 per share, shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation, par value of $.01 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined.

                  No fractional shares or scrip for fractional shares shall be issued by reason of this Reverse Stock Split. In cases in which the Reverse Stock Split shall result in any shareholder holding a fractional share, the Corporation shall issue one share for each fractional share of Common Stock equal to or greater than one-half and no shares for each fractional share of Common Stock less than one-half.

                  After the Effective Time, each holder of record of shares of Common Stock shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock held by such holder immediately prior to the Effective Time at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which such record owner is entitled after giving effect to the Reverse Stock Split. The Reverse Stock Split will be deemed to occur at the Effective Time, regardless of when the certificates are surrendered.

         3. This amendment to the Articles of Incorporation was proposed by the Board of Directors and submitted to the shareholders for approval in accordance with Section 13.1-707 of the Virginia Stock Corporation Act at the special meeting on July 26, 1999.

         4. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment are as follows:

-------------------------------------------------------------------------------------------------------------------
      Designation of Voting Group            Number of Shares                Number of Votes
      Entitled to Vote Separately               Outstanding                  Entitled to be Cast
-------------------------------------------------------------------------------------------------------------------
              Holders of                       Common Stock -                  Common Stock -
             Common Stock                        46,036,949                      46,036,949
-------------------------------------------------------------------------------------------------------------------

         5. There were 32,429,679 undisputed votes cast by the holders of the Company's common stock in favor of the amendment and these votes were sufficient for approval of the amendment.

         6. The effective date of this amendment shall be August 2, 1999.

                  IN  WITNESS   WHEREOF,   the  undersigned   President  of  the
Corporation   has  executed  these  Articles  of  Amendment  on  behalf  of  the
Corporation.

                                            DYNEX CAPITAL, INC.


Dated: July 26, 1999                        By
                                              ----------------------------------
                                              Thomas H. Potts
                                              President